EXHIBIT 10.29

                                    AGREEMENT

                                     BETWEEN

                        ALLIED HEALTHCARE PRODUCTS, INC.
                            MEDICAL PRODUCTS DIVISION

                                       AND

                                 DISTRICT NO. 9
                     INTERNATIONAL ASSOCIATION OF MACHINISTS
                              AND AEROSPACE WORKERS



                         AUGUST 1, 2000 -- MAY 31, 2003

                          I  N  D  E  X
                          -  -  -  -  -

SUBJECT                            ARTICLE             PAGE NO.
-------                            ------              -------
APPRENTICESHIP & TRAINING PROGRAM  XXV                       21
BULLETIN BOARDS                    XVIII                     18
CHECKOFF                           IV                         3
DISCHARGE CASES                    XII                       15
EQUAL EMPLOYMENT OPPORTUNITY       I                          1
FUNERAL LEAVE                      XIV                       15
GRIEVANCE PROCEDURE                XI                        13
GROUP INSURANCE AND PENSION        XXIV                      19
HEALTH PROVISIONS                  XV                        15
HOLIDAYS                           VI                         5
HOURS OF WORK                      III                        1
JOB TRANSFERS WITHIN IN THE UNIT   XX                        18
JURY DUTY                          XIII                      15
LEAD PERSONS                       XVII                      17
LEGALITY CLAUSE                    XXIX                      23
LEAVES OF ABSENCE                  XXVII                     22
MANAGEMENT                         XXVI                      21
NO LOSS OF PAY                     XXIII                     19
OVERTIME DISTRIBUTION              V                          4
PAY DAY                            XXI                       19
RECOGNITION                        I                          1
REPRIMANDS                         XXII                      19
REST PERIODS                       IX                        11
SENIORITY                          VII                        6
SEVERANCE ALLOWANCE                XXVIII                    23
SHIFT DEFINITION                   III                        2
TEMPORARY AND EMERGENCY SHUTDOWN   VIII                      11
TERM                               XXX                       24
UNION SECURITY                     I                          1
VACATIONS                          X                         11
VISITS TO PERSONNEL                XIX                       18
WAGES                              XVI                       17
WORK DAY DEFINITIONS               III                        2

                          I  N  D  E  X
                          -  -  -  -  -

SUBJECT                            ARTICLE             PAGE NO.
-------                            ------              -------
WORK LIMITATIONS                   II                         1
WORK WEEK DEFINITION               III                        2
APPENDIX A                                                   25
APPENDIX B                                                   26
ATTACHMENT OF LETTERS                                        27
ADDENDUM                                                     31
JOB DESCRIPTIONS                                             32

                                    AGREEMENT
                                    ---------

     THIS AGREEMENT entered into this 1st day of August, 2000, between ALLIED HEALTHCARE, INC. and its successors or assigns, hereinafter referred to as the "Company" and DISTRICT NO. 9 INTERNATIONAL ASSOCIATION OF MACHINISTS AND
AEROSPACE  WORKERS,  hereinafter  referred  to  as  the  "Union".

                                    ARTICLE I
                                    ---------

                                   RECOGNITION
                                   -----------

     SECTION  1.  The  Company  recognizes  the  Union as the sole and exclusive
     -----------
bargaining agent for all production and maintenance employees employed in the Company's plant, but excluding office and clerical employees, watchmen, guards, professional employees and supervisors as defined in the National Labor Relations Act, as amended.

     SECTION  2.  UNION  SECURITY.  As  a condition of employment, all employees
     -----------  ----------------
subject to the provisions of this Agreement shall be members of the Union on or after the thirty-first (31st) day following the beginning of such employment or the execution date of this Agreement, whichever is later.

     Employees who are on layoff for any reason and who fail to keep their membership in good standing as provided for by this Section shall be subject to discharge.

     SECTION 3.  EQUAL EMPLOYMENT OPPORTUNITY.  The Company and the Union hereby
     ----------  -----------------------------
agree that there shall be no discrimination based on an employee's race, sex, religion, national origin, union affiliation, age, Vietnam or disabled veterans' status, or handicap as provided by law. The Company will also comply with the American with Disabilities Act.

                                   ARTICLE II
                                   ----------

                     WORK LIMITATIONS OF EXCLUDED EMPLOYEES
                     --------------------------------------

     Employees in positions excluded from this Agreement shall not do work on jobs for which rates of pay are established by the Company in the Agreement with the Union except for the purpose of instructing or in emergencies when other employees are not available.

                                   ARTICLE III
                                   -----------

                                  HOURS OF WORK
                                  -------------

     SECTION  1.  PURPOSE  OF  ARTICLE.  This  Article is intended to define the
     -----------  ---------------------
hours of work and to provide a basis for calculation of overtime, but shall not be construed as a guarantee or a limitation of hours of work per day or per week, or of days of work per week.

     SECTION  2.  DEFINITION  OF  A  WORK  DAY.  A  day  shall be defined as the
     -----------  -----------------------------
twenty-four  (24)  hour  period commencing at the start of the employee's shift.

     The basic work day shall consist of eight (8) consecutive hours in such twenty-four (24) hour period exclusive of a lunch period. (The only exceptions to the above will be those where an employee works straight through the shift being paid for a lunch period.)

     SECTION  3.  DEFINITION  OF A WORK WEEK.  The basic work week shall consist
     -----------  ---------------------------
of five (5) basic eight (8) hour days, Monday through Friday, inclusive, except that the basic work week of certain employees may begin on other than Mondays and runs for five (5) consecutive basic eight (8) hour days.

     SECTION 4.  DEFINITION OF SHIFTS.  Any shift starting on or after 7:00 a.m.
     ----------  ---------------------
but before 3:00 p.m. shall be considered a first shift. Any shift starting on or after 3:00 p.m. but before 11:00 p.m. shall be considered a second shift. Any shift starting on or after 11:00 p.m. but before 7:00 a.m. shall be considered a third shift.

     The  following  times  have  been  established  for  current  shifts:

          1st  shift                7:00  a.m.  to  3:30  p.m.
          2nd  shift                3:30  p.m.  to  11:30  p.m.
          3rd  shift               11:30  p.m.  to  7:00  a.m.

with the exception of Shipping and Receiving and related Packer Material Handlers whose hours will be:

          1st  shift                7:30  a.m.  to  4:00  p.m.
          2nd  shift                4:00  p.m.  to  12:00  midnight

The Company will allow Packer Material Handlers assigned to the warehouse to start their first shift at 7:00 a.m. as long as a second shift exists in the shipping department. The Company and the Union agree that third shift employees hours will be from 11:30 p.m. to 7:00 a.m. These employees will work 7.5 hours and be paid for 8 hours.

     SECTION 5.  DAY OF SHIFT.  For the purpose of defining Saturday, Sunday and
     ----------  -------------
holiday pay, a shift shall be considered as having been worked on the calendar day on which the shift begins. Any shift beginning at 12:00 Midnight will be considered as the third shift of the preceding day, except on Saturday, in which case such shift shall be considered Sunday.

     SECTION  5.1.  A  third  shift  may be added with a Sunday through Thursday
     -------------
work week. A Sunday night start would be considered the first day of the work week and not be subject to the Sunday overtime premium.

     SECTION  5.2.  The  starting time for the second shift in Primary Machining
     -------------
may be modified to start at 4:30 PM. Primary Machining only refers to three job classifications: Mazak, Set-up Single Spindle, and Set Up Specialist. Second Shift in Primary Machining will receive an additional fifty (50) cents per hour whenever their shift starts at 4:30 PM.

     SECTION  6.  If  it  becomes  necessary to change the number of shifts, the
     -----------
schedule of hours, or both, such changes shall be mutually agreed to by the Company and the Union Committee. Any person who is required to report to work earlier than his regular scheduled starting time shall be permitted to work his regular schedule of hours.

     SECTION 7.  Any person reporting for work at his regular scheduled starting
     ----------
time  shall  be  guaranteed  four  (4)  hours'  work  or  four  (4)  hours  pay.

     The provisions of this Section shall not apply if, due to circumstances beyond the Company's control, such as fire, flood, destruction of property and/or working facilities due to failure of utilities caused by nature in which the Company is not provided with time to give employees proper advance notification.

                                   ARTICLE IV
                                   ----------

                                    CHECK-OFF
                                    ---------

     SECTION  1.  The Company agrees for and on account of the employees covered
     -----------
by this Agreement who are members of District No. 9, I.A.M.A.W. who furnish the Company with properly signed authorization cards, to deduct monthly dues out of the wages of such employees from the third pay check of each month, such deduction to be in payment of dues for the current month. Such authorization cards shall be furnished by the Union.

     SECTION  2.  If  an employee does not have sufficient earnings in said dues
     -----------
deduction week to pay for his dues, then such dues shall be deducted from wages subsequently earned during that calendar month. If he does not have sufficient wages in said subsequent month, then the Company shall have no obligation to deduct dues for such month unless the Union notifies the Company as to specific amount due.

     SECTION  3.  Dues  deductions shall start the following month for employees
     -----------
who  furnish  the  Company  with  the  above  required  authorization.

     SECTION  4.  The  Company  agrees  to remit such dues, so collected, to the
     -----------
Financial Secretary of the Union. The Union shall advise the Company, in writing, as to the amount of the dues to be deducted, how the check for such dues shall be made payable and as to the name of the Financial Secretary and address to which such funds shall be sent.

                                    ARTICLE V
                                    ---------

                                    OVERTIME
                                    --------

     SECTION  1.  The Company has the right to provide and require overtime work
     -----------
and  employees  will  be  expected  to  perform  such  work  on  request.

     SECTION  2.  Except  in  emergency situations, the Company agrees to notify
     -----------
employees of Saturday work requirements twenty-four (24) hours in advance of such Saturday work requirements.

     SECTION  3.  Overtime work shall be divided as impartially and equitable as
     -----------
is practical among the employees regularly assigned to do the work within the same shift and job classification. Overtime logs are to be posted in each department.

     In order to provide the above, the Company agrees to maintain a maximum regular work week overtime differential of twenty (20) hours.

     The Company further agrees to maintain a maximum Saturday overtime differential of twenty (20) hours.

     Errors in the equitable distribution of overtime shall be remedied by the assignment of an overlooked employee to the next overtime work that becomes available on work which he is regularly assigned to perform within his shift and job classification.

     SECTION 4.  An employee who is required to work overtime, but does not work
     ----------
shall be credited on the over-time distribution log as if he had worked the declined overtime.

     SECTION  5.  Corrected overtime distribution logs shall be posted every two
     -----------
weeks.  All  overtime logs shall revert to zero effective June 1st of each year.

     SECTION  6.  All employees returning from a leave of absence for any reason
     -----------
or a layoff, shall be credited with the highest number of overtime hours worked by employees regularly assigned to perform the work within the shift and job classification.

     SECTION  7.  Lead  persons  shall  not  be  covered  by  the  equalization
     -----------
principles  outlined  in  Section  3  of  this  Article.

     SECTION  8.  All  time  worked in any one day over eight (8) hours shall be
     -----------
overtime and paid for at the rate of time and one-half for the first four (4) hours and double time thereafter. This does not apply to Saturday work if Saturday is an overtime day.

     SECTION  9.  Time  and one-half shall be paid for the first eight (8) hours
     -----------
worked  on  a  Saturday  and  double  time  thereafter.

     SECTION  10.  Double  time  shall be paid for all work performed on Sunday.
     ------------

     SECTION  11.  If  an  employee, child, or dependent spouse has a previously
     ------------
scheduled doctor or dentist appointment outside the regular work day, when overtime is required, the employee will be excused and no points will be charged, provided proper documentation is furnished.

                                   ARTICLE VI
                                   ----------

                                    HOLIDAYS
                                    --------

     SECTION  1.  Double time shall be paid for all time worked on the following
     -----------
holidays: New Year's Day, Martin Luther King Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday after Thanksgiving, Christmas Eve, Christmas Day, New Year Eve's. If a holiday falls on a Saturday, it shall be observed on the preceding working day. If a holiday falls on a Sunday, it shall be observed on the following working day.

     SECTION 2.  For all employees who are employed for thirty (30) days or more
     ----------
in the unit covered by District No. 9 International Association of Machinists and Aerospace Workers, eight (8) hours straight time shall be paid for the following holidays: New Year's Day, Martin Luther King Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday after Thanksgiving, Christmas Eve, Christmas Day, and New Year's Eve. In order to be eligible for such holiday pay, an employee must have actually worked both the last scheduled workday before and the first scheduled workday after such holiday unless ill or excused by the Company, or have scheduled a vacation day before or after the holiday. However, any employee reporting late for work the day before or the day after a holiday shall have that period of time deducted from his holiday pay instead of losing an entire day's pay.

     SECTION  3.  Any  employee working on the above mentioned holidays shall be
     -----------
paid double overtime for all hours of work actually performed in addition to the eight (8) hours straight time holiday pay provided for in the foregoing paragraph.

     SECTION 4.  When a holiday falls within an employee's regular vacation, the
     ----------
employee  shall  receive  an  extra  day  off  with  pay.

     SECTION  5.  The Company agrees  to  schedule a normal eight (8) hours work
     -----------
schedule the work day before the Memorial Day, Fourth of July, and Labor Day holidays. The intent of the language is to limit the Company's ability to schedule work on these 3 holiday weekends. All overtime on those days will be voluntary.

     SECTION  6.  The  Company  agrees  to use only volunteers on holidays.  The
     ----------
Company agrees that no overtime will be required on the day preceding contractually observed holidays. If an employee works 8 regularly scheduled hours the day after a holiday, he/she will receive full holiday pay.

                                   ARTICLE VII
                                   -----------

                                    SENIORITY
                                    ---------

     SECTION  1.  Seniority  shall  be applied upon a plant wide basis on layoff
     -----------
and re-employment (the Company will not be expected to place any employee in a trainee classification in order to make the employee eligible to apply seniority on a plant-wide basis in layoff and re-employment).

     SECTION  2.  Each  employee in the bargaining unit as of June 1, 1962 shall
     -----------
have a plant-wide seniority defined as the employee's length of continuous service since the employee's last date of hire, except those employees who were added to the bargaining unit on transfer from the Company's Blind Manufacturing Department whose seniority shall date as to the date of transfer.

     Temporary layoffs due to lack of work, illness or injury of employee or other causes beyond the control of the employee shall not constitute interruption of continuous service as it is used here in this Article.

     SECTION  2.5.  Any  employee  may  be  assigned  to  any  job  within their
     -------------
classification.

     SECTION 3.  Employees may be permitted to bump and displace other employees
     ----------
on a plant-wide seniority basis only at such time as there is a contraction of the work force and then only to an equal or lower rated job classification.

     SECTION  4.  In  all  cases,  plant-wide  seniority  shall  be the basis of
     -----------
layoff, providing that the retained employee can satisfactorily perform the work required.

     In no case shall an employee have any right in a reduction in force to a job at the higher level than the job in which they were surplus.

     The  sequence  of  layoffs  shall  be  as  follows:

          (a) Probationary employees shall be the first to be laid off unless the skills and experience required for their jobs are such that senior employees are unable to qualify.

          (b) Employees who are surplus in a particular job classification shall be laid off in the reverse order in which they were hired in accordance with their plant-wide seniority, provided, however, that the retained employee can satisfactorily perform the work required.

          (c) During a contraction of the work force senior employees who are surplus in a particular job classification shall be permitted to displace (bump) employees with less plant seniority in other equal of lower rated job classifications; provided, the employee can pass the pre-qualification test at the time of the bump and meet the requirements of the job within three (3) working days. Should an employee not be able to pass any pre-qualification test required for the positions, the employee shall be denied the opportunity to bump to that position. Should there be no pre-qualifying test for the position the employee must meet the requirements of the job within three (3) working days. If the employee is allowed to bump to the position, but cannot meet the requirements of the job in three (3) working days the employee shall be disqualified and allowed to bump to any lower classification his or her seniority allows.

          (d) In  lieu of  bumping  or  transfer  to an  equal  or  lower  rated classification, senior employees who are surplus in a particular classification may elect a layoff. Employees who elect a layoff in lieu of bumping or transfer to an equal or lower rated classification, shall have recall rights only to the classification held at the time of layoff. An exception shall be employees who bump or transfer to an equal or lower rated classification, and during a subsequent contraction of the work force elect a layoff rather than bumping or transferring again. Such employees shall have recall rights to the classification held at the time of layoff and to all higher or equal classifications up to and including their highest original classification or its equivalent.

          (e) When an employee's plant-wide seniority does not permit the election of a layoff or of bumping to an equal or lower rated classification, the employee shall be laid off. These employees shall have recall rights to the highest classification held prior to the other equal or lower rated classifications in accordance with their plant-wide seniority.


     SECTION  5.  Each  newly  hired employee shall be considered a probationary
     -----------
employee and shall not acquire seniority or employment rights until he has completed a probationary period. During such period, the Company may lay off or discharge an employee at its own discretion without future obligation to rehire him and without the employee having recourse to the grievance procedure.

The probationary period shall be thirty (30) calendar days. On completion of the probationary period an employee will be credited with an equivalent amount of plant seniority.

     SECTION 5.5.  When it is necessary to transfer an employee temporarily from
     ------------
one  classification  to  another,  the  following  sequence  shall  be followed:

          1. The Senior displaced employee in the plant whose permanent classification is to be temporarily filled.

          2. Those employees in the plant who are available as a result of a breakdown or lack of work.

          3. Any other employee in the plant except, that no employee will be required to temporarily transfer for more than 15 working days in a calendar quarter.

     Any employee who is temporarily transferred shall be paid in accordance with Article XX, Sections 1 and 2 of this Agreement.


     SECTION  6.  In  all  cases of promotion or transfer, the following factors
     -----------
shall  be  considered:

          (a) Seniority.

          (b) Knowledge of and/or ability to do the job.

          (c) Physical fitness.

     Where factors (b) and (c) are approximately equal between employees to be considered, seniority shall govern.

     All new job classifications and/or permanent vacancies, as determined by management shall be posted for bid (including trainee classifications). Job bidding shall apply only to promotions. A promotion shall be defined as a higher rated job classification (final rates of classification including trainee classification). No employee in the trainee classification shall be permitted to bid until completion of his trainee period on his present classification. Employees will be eligible to bid lateral or down on all new classifications and job openings within the plant. An employee awarded such a bid will not be eligible to bid lateral or down or to request a lateral or downward transfer for a period of one (1) year. The vacancy resulting from this procedure will be filled under the job bidding procedure for promotions.

     Jobs shall be posted for a period of twenty-four (24) hours. The posting shall include the stated job classification, the rate of pay and the shift to be worked. A sealed box shall be provided for this purpose. The bids will be opened by an accredited representative of both parties to this Labor Agreement.

     Vacancies shall be filled by promotion or transfer when possible to do so, providing the employees considered can satisfactorily do the work required. The Company will advise the Union Committee, after making the change by promotion or transfer, to the Union Committee. If any employee feels he has been improperly bypassed, he may file a grievance in accordance with the Grievance Procedure in this Agreement.

Employees promoted or transferred with the bargaining unit and who failed to qualify within thirty (30) days may return to their former classification, or if such classification is not available, then to the most nearly equivalent classification.

     SECTION  7.  Laid-off  employees  shall  be called back in reverse order in
     -----------
which they were laid off in accordance with the seniority provisions of this Agreement. The Company shall notify them in writing by Certified Mail, Return Receipt Requested, forwarded to their last known address on the Company's records, and if any such employee shall fail to report to work within twenty-four (24) hours, the Company may call the next employee in order of seniority to fill the said position. Failure to report to work within twenty-four (24) hours after having received the aforesaid notice will result in loss of seniority, and the Company will be relieved of any obligation to reinstate the employee. It is the sole responsibility of the employee to keep the Company informed as to his address and/or telephone number. The Company will give full consideration to any extenuating circumstances.

          (a) An employee must accept recall to the highest original classification held prior to a contraction of the work force or the employee shall forfeit all seniority rights. Provided recall is for at least four (4) hours of work, an employee must accept recall to the highest original classification held prior to contraction of the work force or the employee shall forfeit all seniority rights. Should recall be for temporary (less than four (4) hours of work), an employee must accept recall to the highest original classification held prior to a contraction of the work force or the employee shall forfeit all seniority rights with respect to future temporary work.

          (b) An employee recalled to an equal or lower rated classification (not the highest original classification held prior to a contraction of the work force) shall have an election of accepting the recall or of continuing on layoff. If the employee elects to continue on layoff, his recall rights shall be limited only to the highest original classification held prior to a contraction of the work force. If the employee accepts recall to another equal or lower rated classification, he shall be subject to the same performance requirements and conditions stated in Section 4 of this Article.

          (c) An employee on layoff shall have no rights to a job classification higher than the highest original classification held prior to a contraction of the work force. However, if such an opening should occur, the Company may at its own discretion offer such a higher classification opening to such an employee on layoff without regard to seniority after application of the bidding procedure of the Agreement to those employees actively employed.

          Should said employee refuse the higher rated classification, it shall have no effect on their status and rights under this Agreement. Should said employee accept the higher rated classification, the employee shall be governed by Section 6 of this Article provided that the Employee's seniority entitles the employee to such other or former classification. Should the employee's seniority not entitle the employee to such other or former classifications the employee's status shall avert to layoff with full rights provided by this Agreement.

     SECTION 8.  Employees who desire to be considered for a lateral or downward
     ----------
transfer, shall register their desire with the personnel department in writing, dating and signing their individual request.

     SECTION  8.5.  Employees  wishing  to  transfer  shifts  within  the  same
     -------------
department and class may do so if a job opening exists. Once preference is granted, they will not be permitted to exercise this right for a period of six
(6) months. Employees shall register their desire with the personnel department in writing, dating and signing their individual request.

     SECTION  9.  In  the Screw Machine Department, job classification promotion
     -----------
vacancies shall be filled by automatic consideration to lower pay-rated screw machine job classification employees.

     Upgrading to Set-Up Man from Operator shall be in progressive steps within the Company Training Program as established. Employees entering the Training Program and completing a six month evaluation period successfully, shall be upgraded to the classification of Set-Up Trainee. Employees upgraded to Set-Up Trainee shall receive one-half (1/2) the difference between their current existing Operator rate and that of Set-Up Man.

     The final twelve (12) months of the program shall be incremental steps increasing every three (3) months or sooner as the employee qualifies for such increases.

     SECTION  10.  An  employee  shall  lose seniority rights for any one of the
     ------------
following  reasons:

          (a) If an employee is not in the active employment of the Company for eighteen (18) consecutive months.

          (b) If he quits on his own accord.

          (c) If he is  dismissed  for just cause which is not  contested by the
          Union  within  five  (5)  working  days,   subject  to  the  Grievance
          Procedure.

          (d) If he is absent for three (3) successive working days or more without just cause and without notifying the Company. (All employees, however, will cooperate to the fullest extent to notify the Company the first day by telephone).

          (e) Working for another employer during a leave of absence in which case the employee will be considered to have voluntarily quit.

          (f) If he fails to return to work within twenty-four (24) hours as outlined in Section 7 above.

          (g) No employee's seniority shall be terminated on account of extended illness, provided that such employee reports at the expiration of each thirty (30) days to the Company by mail, the status of his illness and supplies medical evidence as requested. During this leave of absence the employee shall continue to accrue seniority for a period of twelve
          (12) months. At the end of the twelve (12) month period, these employees shall retain the seniority held as of that date and shall not accrue additional seniority until they return to work. The Company's obligation to provide benefits or payment or costs for benefits shall cease at the end of twelve (12) months and resume when the employee returns to work. Such employee, upon return to work, will be assigned to his former position, if available (or the next comparable position if not available) if physically able to perform the duties thereof. In the event of the inability to properly perform such duties, the Company will endeavor to assign other suitable employment.

     SECTION  11.  Those  employees  promoted  to  a salaried Foreman's position
     ------------
prior to June 1, 1973, shall continue to accrue seniority until December 31, 1973. At the end of this period, these employees shall retain the seniority held as of that date and shall not accrue additional seniority.

     Subsequent to June 1, 1973, employees promoted to non-bargaining unit positions shall continue to accrue seniority for a period of thirty (30) days. At the end of this period, these employees shall retain the seniority held as of that date and shall not accrue additional seniority.

     SECTION  12.  It is agreed that the Company and the Union will cooperate in
     ------------
drawing up seniority lists which shall be posted on the bulletin board. Any objections to said lists shall be made within ten (10) working days after it is posted, otherwise it will be considered a true list. Employees absent during the time of posting because of illness or layoff shall have ten (10) working days after recall or after they return to object to said list. An up-to-date seniority list will be posted each three (3) months.

     SECTION 13.  The steward within the department shall, on the date of layoff
     -----------
of  any  employees,  be  given  a  list  of  the  employees  to  be  laid  off.

     SECTION  14.  Unless  prevented  from  doing so by circumstances beyond the
     ------------
control of the Company, the Company agrees to notify the employees of layoffs at least two (2) working days in advance of such layoffs.

                                  ARTICLE VIII
                                  ------------

                        TEMPORARY AND EMERGENCY SHUTDOWNS
                        ---------------------------------

     SECTION  1.  Shutdowns  through  five (5) consecutive working days per year
     -----------
per department shall not be considered as a layoff for purposes of the Agreement, and any temporary release from work in such cases shall involve only the employee or employees whose jobs are affected. After five (5) consecutive working days, the Company shall revert to the lay-off provision contained in
Article VII, Section 4. An emergency shutdown of one (1) day or less shall not be counted toward the five (5) working day provision above. An emergency shutdown are those due to circumstances beyond the Company's control as defined in Article III, Section 7.

     SECTION  2.  Partial or complete shutdowns for the balance of a shift shall
     -----------
be  governed  by  the  provisions  of  Article  III,  Section  7.

                                   ARTICLE IX
                                   ----------

                                  REST PERIODS
                                  ------------

     The Company agrees to provide an adequate rest period of a full ten (10) minute in each half of the shift for all employees.

                                    ARTICLE X
                                    ---------

                                    VACATIONS
                                    ---------

     SECTION  1.  All employees covered by this agreement who have completed one
     -----------
(1) year's employment with the Company shall receive one (1) week's vacation with forty (40) hours' pay.

     SECTION  2.  All  employees  covered  by  this Agreement who have completed
     -----------
three (3) years of employment with the Company shall receive two (2) weeks' vacation with eighty (80) hours' pay.

     SECTION 3.  All employees covered by this Agreement who have completed nine
     ----------
(9) years of employment with the Company shall receive three (3) weeks' vacation with one hundred twenty (120) hours' pay.

     SECTION  3.5.  All  employees  covered by this Agreement who have completed
     -------------
fifteen (15) years of employment with the Company shall receive four (4) weeks' vacation with one hundred sixty (160) hours' pay.

     SECTION  4.  The  anniversary  date of employment established the amount of
     -----------
vacation earned in accord with Sections 1 through 3.5, which vacation shall be scheduled and taken in the subsequent 12 months ending with the next anniversary date of employment.

     SECTION  5.  The rate to be used in calculating vacation pay is hourly rate
     -----------
of  employee  at  the  time  the  vacation  is  taken.

     SECTION  6.  Effective  January  1,  1986,  it  is mutually agreed that the
     -----------
Company may close its plant for one week vacation in conjunction with the Independence Day holiday. The Independence Day holiday will be celebrated on Monday following the shutdown period. Employees with vacation entitlement will take vacation during this period.

     The Company will provide ninety (90) days' notice if the vacation shutdown period is to be scheduled in any given year.

     The Company reserves the right to request certain employees to work during this period to perform whatever necessary functions as may be required to maintain reasonable continuity in maintenance and service to its customers.

     Those employees entitled to greater than one (1) week vacation shall schedule up to two (2) additional weeks of vacation by March 1st. Vacation may be scheduled in single day increments in accordance with the Company memorandum regarding one day at a time vacations, dated 2/16/1996.

     Employees will be allowed to use their vacation in single or half-day increments (4 hours) or partial weeks. All employees will be allowed to request in advance both single days or partial weeks vacation. In advance means a minimum of 24 hours prior to the day requested. For an employee to be allowed to request a single or half-day of vacation on that date, the employee must have attendance points of five (5) or above. This request must be made prior to but no later than one (1) hour after the start of the employee's shift. Employees unable to contact their supervisors directly should leave a message on the supervisors phonemail indicating their request for a vacation day. The phonemail system time dates all messages. Those messages received prior to the end of the first hour (after the employee's start time) and who meet the eligibility requirements (5 points or more) will be honored. Employees who use a half-day vacation will only be allowed to work 4 hours that day since vacation days are for eight (8) hours. Employees who do not conform to this policy will not be allowed to use a vacation day and will be charged with an absence.

     In all cases, insofar as possible, vacation will be granted at the time most desired by the employee. However, where there is scheduling conflict seniority shall dictate the order in the scheduling of the vacation.

     The final right to designate vacation periods is exclusively reserved to the Company in order to assure the efficient operation of the plant.

     SECTION  7.  Vacation  pay  shall  be  at  the  rate  in effect at the time
     -----------
vacation is taken. Employees who have been in the employ of the Company more than six (6) months terminating their employment with the Company for any reason whatsoever shall receive one-twelfth (1/12) of their regular vacation allotment due them at the time of such termination for each month worked after their last anniversary date.

     SECTION  8.  An  employee  who  enlists  or who is inducted into the United
     -----------
States Armed Forces shall be considered as being on a leave of absence, in accordance with regulations and procedures of applicable Federal statutes. His vacation pay shall be computed accordingly. Upon his return to work, he shall have such time spent in the Armed Forces counted for determining whether he is eligible for one, two, three or four weeks vacation.

     SECTION 9.  Employees laid off and recalled shall in the following vacation
     ----------
period receive a pro-rated vacation based on Section 7, less any vacation pay given them when laid off.

     If an employee's layoff was less than three (3) consecutive months, he shall receive vacation pay the same as if he had not been laid off. However, if said employee was laid off longer than three consecutive months, such months beyond three (3) shall not be counted for the purpose of computing vacation pay.

     An employee on leave of absence less than three (3) consecutive months shall receive vacation pay at the same as if he had not been on a leave of absence. However, if said employee was on a leave of absence for longer than three (3) consecutive months, such months beyond three (3) shall not be counted for the purpose of computing vacation pay.

     SECTION  10.  It  shall be a violation of this Agreement for an employee to
     ------------
accept vacation pay in lieu of vacation. It shall also be a violation of this Agreement for an employer to offer an employee vacation pay in lieu of vacation.

     SECTION  11.  Split vacations to be paid off at the time vacation is taken.
     ------------

                                   ARTICLE XI
                                   ----------

                               GRIEVANCE PROCEDURE
                               -------------------

     SECTION  0.5.  A  grievance is defined as a complaint or dispute concerning
     -------------
alleged violations of, non compliance with, or the interpretation or application of specific provisions of this Agreement. This does not limit the right of the Union to file a grievance in the behalf of the employee who has been disciplined.

     SECTION  1.  The  Company agrees to recognize stewards elected by the Union
     -----------
from among the Company's employees to the extent of one (1) steward per department per shift. The stewards will be allowed such reasonable time off from their regular duties without loss of pay as is necessary in the handling of grievances and union business.

     The Company shall also recognize a plant grievance committee which shall consist of at least three (3) employees for the purpose of collective bargaining and the handling of grievances after grievances have been handled in the first step of the Grievance Procedure by a departmental steward on a particular shift involved.

     SECTION  2.  When  grievances  arise,  the  following  procedure  shall  be
     -----------
followed;  each  enumerated  step  to be exhausted before resorting to the next.

          (a) An employee who has a grievance shall report it to his foreman in writing not later than the fifth (5th) working day following the incident which caused the grievance. It will be discussed promptly by the foreman, the employee and his union steward. If no settlement is reached within five (5) working days, the foreman shall answer the grievance, signed and in writing.

          (b) The grievance may then be presented by the shop committee to the Plant Superintendent within five (5) working days after receipt of the answer. If no settlement is reached within five (5) working days, the grievance shall be answered, signed and in writing.

          (c) If the matter remains unsettled after steps (a) and (b), the grievance may be presented by the Business Representative of the Union for discussion with the Vice President of Operations and Director of Human Resources in a meeting with the shop committee within ten (10) working days. A decision shall be given by the Company within five (5) working days after such meeting. The decision will be signed and in writing.

          (d) The time limits prescribed above may be extended by mutual agreement, but neither party will refuse to grant to the other, upon timely request based upon reasonable cause, an extension of the prescribed time. It is agreed that any grievance that is not referred to the next higher step within the periods prescribed (including an extension), shall be considered settled and need not receive further consideration.

     SECTION  3.  ARBITRATION
     -----------  -----------

          (a) In the event the parties fail to settle the grievance in the three
          (3) previous steps, the dissatisfied party may notify the other in writing within ten (10) working days after the decision in the third
          (3rd) step of a desire to appeal the decision to arbitration.

          (b) At a time mutually agreeable, but not to exceed thirty (30) calendar days from the date of the notice of appeal, the parties will meet to agree on a written stipulation as to the specific issue in the dispute. At this time, these parties will also draw up a joint letter to the Federal Mediation and Conciliation Service requesting it to submit the names of five (5) prospective arbitrators. The parties shall select one (1) prospective arbitrator by alternately striking a name from the list until one (1) name remains. The party appealing the matter to arbitration shall strike the first name. A copy of the agreed upon stipulation, signed by both parties, will be submitted to the arbitrator.

          (c) The decision of the arbitrator shall not have the authority to alter in any way the terms and conditions of this Agreement. The arbitrators' fees and expense and any clerical or stenographic expense incidental to arbitration and mutually agreed to shall be borne equally by the Company and the Union.

     SECTION  4.  Employees shall not cease work, slow down, picket or engage in
     -----------
and strike or other concerted interruption or interference with the business of the Company during the term of this Contract. Any other violation of this provision by an employee shall make such employee subject to immediate discharge.

                                   ARTICLE XII
                                   -----------

                                 DISCHARGE CASES
                                 ---------------

     Management agrees that employees shall not be suspended or discharged without just cause. The Union will be notified of any employees who are suspended or discharged. Any grievance protesting a discharge shall be filed within five (5) working days and will be introduced in the third (3rd) step of the grievance procedure. Should it be determined in any step of the Grievance Procedure that the employee has been suspended or discharged unjustly, he shall be reinstated to his former position in accordance with the seniority provision of the Agreement, and he shall be paid back pay for all time lost.

                                  ARTICLE XIII
                                  ------------

                                    JURY DUTY
                                    ---------

     The Company agrees to pay all employees who serve on jury duty the difference between their regular straight time eight (8) hour day and the amount given them for jury service for each day they serve.

                                   ARTICLE XIV
                                   -----------

                                  FUNERAL LEAVE
                                  -------------

     All employees, when death occurs in their immediate family, shall be allowed three (3) days off with pay in order to attend the funeral. The immediate family shall be defined as including mother, father, sister, brother, spouse, children, step-children, grandparents, grandchildren, mother-in-law, and father-in-law.

     The benefits contained in this paragraph are contingent upon the employee's attendance at the funeral. The Company reserves the right to request proof of such attendance.

                                   ARTICLE XV
                                   ----------

                                HEALTH PROVISIONS
                                -----------------

     SECTION  1.  The  Company shall provide adequate clean lockers and a locker
     -----------
room. The Company shall also provide adequate washing facilities within the confines of the male and female washrooms respectively. The Company shall continue to provide cold drinking water. The Company will maintain the current practice as it relates to extra breaks during the hot summer months. Gatorade will be provided.

Note: We suggest involving the safety committee in developing the procedure to be used.

     SECTION  2.  PROTECTIVE  DEVICES  The  Company  shall  continue  to  make
     -----------  -------------------
provisions for the safety and health of its employees during the hours of their employment. Protective devices and other equipment necessary will be provided by the Company in accordance with general Union conditions and in accordance with all Federal, State and Municipal safety and sanitary regulations.

     SECTION 3.  The Company and the Union agree to provide a program for safety
     ----------
and health of the employees during the hours of their employment. A safety committee shall be established. The safety committee and the bargaining committee shall be one and the same. Any complaint or grievance concerning the safety and health of the employees in the hours of the employment shall be honored as a grievance and the following procedure shall be followed:

          (a) An employee who has a grievance concerning safety and health during the hours of employment shall report it to his foreman in writing not later than the fifth (5th) working day following the incident which caused the grievance. It will be discussed promptly by the foreman, the employee and the union steward. If no settlement is reached within one (1) working day from the date the grievance is received, the foreman shall answer the grievance, signed and in writing.

          (b) The grievance may then be presented by the shop committee to the plant Superintendent and/or the Safety Manager within five (5) working days after the receipt of the answer. If no settlement is reached within the following five (5) working days, the grievance shall be answered, signed and in writing.

          (c) If the matter remains unsettled after steps (a) and (b), the grievance may be entered at the third step of the normal grievance procedure as outlined in Article XI, Section 2(c).

     SECTION  4.  An  employee shall not be deemed as having voluntarily quit or
     -----------
shall not be discharged or disciplined nor shall it be considered as a breach of this Agreement if such employee leaves the plant when the temperature drops below 65 degrees Fahrenheit inside the plant.

     SECTION  5.  Any employee reporting off for sickness or accident may at the
     -----------
discretion of the Company, be required to appear for an examination at a physician of the Company's choosing.

     Should it be determined by the Company physician that the employee is able to work, no sickness or accident benefits will be paid.

                                   ARTICLE XVI
                                   -----------

                                      WAGES
                                      -----

     SECTION  1.  Attached  hereto as Appendix A and made part of this Agreement
     -----------
are the Wage Schedules and effective dates for all current classifications effective August 1, 2000. On August 1, 2000, each classification will be increased by $.50, and on June 1, 2001, each classification will be increased by an additional $.40, and on June 1, 2002 each classification will be increased by an additional $.35.

     SECTION  2.  A shift premium of fifty cents ($.50) per hour will be paid in
     -----------
addition to the classification rate for all classifications equal or above Machine Operator/Set-Up for all work performed on the second and third shifts.

     A shift premium of forty cents ($.40) per hour will be paid in addition to the classification rate for all classifications below Machine Operator/Set-Up for all work performed on the second and third shifts.

                                  ARTICLE XVII
                                  ------------

                                  LEAD PERSONS
                                  ------------

     SECTION  1.  Lead  persons  work  under  the  direction  of  a  designated
     -----------
supervisor. They assist the supervisor by instructing employees in their duties and in the proper way of doing the job, in the assignment of work, in the coordination of the flow of work through those job functions assigned to them. They report mechanical problems to the supervisor, they requisition tools and supplies; and they assist in the promotion of plant safety, area housekeeping, or other non-supervisory duties which may be assigned by the supervisor from time to time. The lead persons may perform the work of those employees working under them.

     It is understood that the Lead persons have no authority to hire, transfer, suspend, layoff, recall, promote, discharge, reward, discipline or reprimand other employees or to process their grievances, nor do they have authority to effectively recommend any such action.

     SECTION 2.  The Company and the Union agree that Lead persons shall receive
     ----------
one dollar ($1.00) per hour or ten percent (10%) over the highest rate that they lead, whichever is greater.

                                  ARTICLE XVIII
                                  -------------

                                 BULLETIN BOARDS
                                 ---------------

     The Union shall have the right to post notices on the Company's premises on a locked, glass enclosed Union bulletin board furnished by the Company for that purpose.

                                   ARTICLE XIX
                                   -----------

                               VISITS TO PERSONNEL
                               -------------------

     Employees will be allowed to go to Personnel during breaks and lunch without an appointment provided that their supervisor is made aware if they are not able to report back to the job on time.

                                   ARTICLE XX
                                   ----------

                          JOB TRANSFERS WITHIN THE UNIT
                          -----------------------------

     SECTION 1.  All employees temporarily transferred to jobs with higher rates
     ----------
of  pay  shall  receive  the  higher  rate  immediately.

     SECTION  2.  Employees  temporarily  transferred  to jobs of equal or lower
     -----------
rates  of  pay  shall  continue  to  receive  the  higher  rate  of  pay.

     SECTION 3.  Employees who bump or are transferred to jobs of equal or lower
     ----------
rates of pay during a contraction of the work force shall have their classification changed and receive the equal or lower rate of pay.

     Should an opening occur in highest original classification held prior to a contraction in the work force within a period of eighteen (18) months from the date of bump or transfer, the employee shall have an opportunity to return to this classification in accordance with the employee's plant-wide seniority. Should an employee elect not to return to the highest original classification, this shall serve as a waiver of future rights under this Section.

     Should an opening occur within a period of eighteen (18) months from the date of bump or transferring a classification equal to or lower than the highest original classification held prior to a contraction of the work force, but higher than the classification currently held by the employee, the employee shall have an opportunity to accept such an opening in accordance with the employee's plant-wide seniority. Should an employee accept such an opening, the employee shall be subject to the performance requirements and conditions of
Article VII, Section 4. Should the employee not accept such an opening, the employee shall waive rights to this classification only. The employee shall continue to have rights to other equal or lower rated classifications.

                                   ARTICLE XXI
                                   -----------

                                     PAY DAY
                                     -------

     Pay day shall be every Friday, and pay checks shall be issued which will indicate straight time hours worked and overtime hours worked and all deductions on a deduction slip detachable from your pay check.

                                  ARTICLE XXII
                                  ------------

                                   REPRIMANDS
                                   ----------

     All reprimands will be removed from employee files after one (1) year from date of occurrence, provided that the employee has demonstrated a definite improvement in his overall work performance and work habits.

     The Company agrees that disciplinary actions shall be given immediately following the completion of the investigation of each incident.

                                  ARTICLE XXIII
                                  -------------

                                 NO LOSS OF PAY
                                 --------------

     It is agreed between the Company and the Union that the stewards and the negotiating committee will not lose pay as a result of negotiating this
                              ---  ----  ---
agreement  or  processing  grievances.

                                  ARTICLE XXIV
                                  ------------

                           GROUP INSURANCE AND PENSION
                           ---------------------------

     SECTION 1.  The Company and the Union have agreed on a Program of Insurance
     ----------
Benefits and each employee will receive a booklet giving the features of the plan. The Company will contribute 100% of the cost of this program for employee coverage. During the first year of this Agreement, the employee cost for dependent insurance will be $70.00 per month. Thereafter, if there is any increase in the company's cost in year's 2 & 3 of the contract, the Company reserves the right to pass up to 50% of the increase on to the employee for the family plan in years 2 and 3 with the maximum increase in employee cost for family coverage is capped at ten dollars ($10.00) each year. Further, for any increase over 10% to the Company cost, the Company reserves the right to change carriers in years 2 and 3 in order to maintain equivalent coverage.

     SECTION  2.  The  Employer  agrees to pay for each employee covered by this
     -----------
Agreement on the first working day of each month, excluding calendar days that are not working days, the sum of $80.50 per month to the Trustees of District No. 9, I.A. of M. and A. W. Pension Trust. Effective June 1, 2002, the Employer agrees to pay for each employee covered by this Agreement on the first working day of each month, excluding calendar days that are not working days, the sum of $92.00 per month. Such monthly payment shall be made for every calendar month and on or before the 10th day of each such month. Newly hired and recalled employees beginning work on the first working day of each month, excluding calendar days that are not working days, shall also be covered by the provisions of this paragraph.

     If an employee is absent because of illness or off-the-job injury and notifies the Employer of such absence, the Employer shall make the required contribution of one (1) month. If an employee is injured on the job, the Employer shall continue to pay the required contributions until such employee returns to work; however, such contributions shall not be paid for a period of more than six (6) months.

     The Pension Plan, as amended, has been approved by the U.S. Internal Revenue Service as a qualified Pension Plan, and contributions made to the Trustees do not constitute taxable income to the employees participating therein and do constitute a taxable deduction to the Employer.

     The Employer shall be under no obligation to see to the application of such moneys as are paid into said Pension Trust, but said Trust shall be audited annually by a reputable Certified Public Accountant without expense to the Employer.

     Contributions made pursuant to this Article shall be held in trust by a Board of Trustees consisting of two Trustees representing the Union, two Trustees representing the contributing Employers and one neutral Trustee. The Employer agrees to be bound by the District No. 9, I.A.M.A.W. Pension Trust Agreement as amended from time to time.

     It is hereby mutually declared and agreed that the foregoing provisions of this Article are of the essence of this entire Agreement. That this Agreement would not have been entered into but for the inclusion of said Article therein, and that any breach of this Article or any failure literally and fully to comply therewith by the Employer shall be and constitute a material violation of this entire Agreement entitling the Union at its option to engage in a strike or work stoppage against the Employer, notwithstanding any other provisions of this Agreement to the contrary or to elect to rescind the entire Agreement.

     It is further agreed that if the Employer fails to comply with the provisions of this Article by not making prompt and timely payments of the monthly contributions required hereby (the total amount of which delinquency, hereinafter referred to as "such delinquency", shall be and constitute a debt owed by such Employer to the aforesaid Trustees), then and in addition to all other remedies or courses of action on account thereof available to the Trustees and/or the Union (including the right to strike), such delinquency shall be recovered as a debt owed by the Employer to the aforesaid Trustees by a suit or action at law brought by said Trustees and/or the Union; provided that the Employer further agrees in any such suit or action to be liable for (and hereby agrees to pay), in addition to the amount of such delinquency, all costs of court, interest at the maximum lawful rate computed from the day following the due date of each said delinquent monthly contribution, and a reasonable fee for the attorney or attorneys representing the Trustees and/or Union in such suit or action, the amount thereof to be fixed by the court.

     The Union and/or the Trustees shall have the authority to conduct audits of the Employer's financial records for the purpose of determining the Employer's compliance with its obligations to contribute to the Pension Trust. The Union and/or the Trustees shall give written notice of the audit at least five (5) days in advance of the commencement of the audit. In the event that an audit discloses a delinquency exceeding $200.00, the Employer shall be responsible for the costs of the audit unless delinquent amounts are paid within sixty (60) days.

                                   ARTICLE XXV
                                   -----------

                        APPRENTICESHIP & TRAINING PROGRAM
                        ---------------------------------

     SECTION  1.  Should  the  Company  decide  to  establish  an Apprenticeship
     -----------
Program, it agrees to do so in cooperation with the Machinists' Apprenticeship Standards jointly developed by representative employers and District No. 9, International Association of Machinists and Aerospace Workers, registered and approved by the Federal Committee on Apprenticeship, United States Department of Labor.

     SECTION 2.  Management will devise a program by which employees can enhance
     ----------
their skills. The purpose of this program will be to develop internal candidates for the higher paying machine shop jobs. The program could include further training on blueprint reading, shop math or actual hands on training in the machine shop.

     The Company will provide in-house courses for blue print reading and shop math. Mazak training will be provided by the Company. Employees will utilize the tuition reimbursement program offered by the Company for all other training. The Company will provide lists of courses available. Lead pay will be paid to the trainer when training in primary machining.

     SECTION  3.  Machine  shop  positions  that require test will have the test
     -----------
administered by an Engineer. The Union Steward or Committeeman will have access to the process.

     The starting rate per hour for apprentices shall be sixty percent (60%) of the area rate. Apprentices' rates shall be increased each one thousand (1,000) hours of employment, the equivalent of one-eighth (1/8th) the difference between the apprentices' starting rate and the minimum rate of the Tool Room Machinists, until the minimum rate is reached.

                                  ARTICLE XXVI
                                  ------------

                                   MANAGEMENT
                                   ----------

     Subject to the provisions of this Labor Agreement, the management of the Company's plant and works and the direction of its working forces, including the right to hire and to relieve employees from active duty because of lack of work or other legitimate reasons and the right to suspend, discipline or discharge for just cause shall be vested exclusively in the Company; however, the above provisions shall be subject to the grievance provisions of this contract.

                                  ARTICLE XXVII
                                  -------------

                                LEAVES OF ABSENCE
                                -----------------

     SECTION  1.  Any  employee,  upon written application for personal reasons,
     -----------
may be allowed a leave of absence without pay not to exceed thirty (30) days when in the judgment of the Company such leave of absence is for justifiable cause. If, however, the employee accepts employment elsewhere during his leave of absence, he shall be considered to have terminated his employment. The Union shall be notified of all leaves of absence granted under this provision.

     SECTION  2.  Maternity  leave  as  such  no  longer  exists.  Pregnancy  is
     -----------
considered to be a disability; as such, all provisions relative to the Sickness and Accident Program are applicable to disability due to pregnancy, childbirth and related conditions.

     The determination of an employee's disability to perform a job shall be based on the employee's attending physician's evaluation in accordance with the procedures established under the Company Sickness and Accident Program.

     SECTION  3.  Extension  of a leave of absence for an additional thirty (30)
     -----------
day period may be granted by the consent of the Company for a good cause shown, if requested by employee in writing, before the expiration of the thirty (30) days of a leave of absence.

     SECTION  4.  Employees finding it necessary to absent themselves because of
     -----------
illness for a period in excess of thirty (30) days shall be subject to the procedure and limitation established in Article VII, Section 10, Paragraph (g).

     SECTION  5.  In  the  event that an employee of the Company shall enlist or
     -----------
its inducted into the United States Armed Forces, the Company will return them to their respective positions when they are dismissed from such armed forces and give them credit for seniority for the time spent in such armed forces, provided that such employees would, under normal working conditions then prevailing, be so employed by the Company, are not physically incapacitated to perform their usual work efficiently, report for work within three (3) months of discharge from such armed forces and present a discharge which is not dishonorable.

     SECTION  6.  Employees  with  an  illness causing constant periodic absence
     -----------
must take a leave of absence until such time as illness is controlled to permit full-time employment.

     SECTION  7.Employees  allowed  personal  leaves will not be required to use
     -----------
more than half of their remaining vacation allotment; however, if an employee only has one week or less remaining, the employee will not be required to use their last week.

                                 ARTICLE XXVIII
                                 --------------

                               SEVERANCE ALLOWANCE
                               -------------------

     When  in the sole judgment of the company it decides to close permanently a
                                                             ----- -----------
plant and terminate the employment of individuals, an employee whose employment is terminated directly as a result thereof shall be entitled to a severance allowance in accordance and subject to the following provisions:

          A. Such an employee to be eligible for severance allowance shall have accumulated three (3) or more years of continuous Company service as computed in accordance with Article VII, Section 2, Seniority of the Agreement.

          B. An eligible employee shall receive severance allowance calculated and based upon the employee's vacation entitlement provided for in this Agreement, except that the severance allowance for employees with fifteen (15) or more years of service as of 8/31/87 shall be calculated based upon the number of weeks vacation each employee received in 1987.

          C. Severance allowance shall not be duplicated for the same severance whether the obligation arises by reason, by contract, law or otherwise. If an individual is or shall become entitled to any discharge, liquidation, severance or dismissal allowance or payment of similar type of reason of any law of the United States of America or any of the States, Districts, or Territories thereof subject to its jurisdiction, the total amount of such payment shall be deducted from the severance allowance of which the individual may be entitled under this article, or any payment made by the Company under this article may be offset against such payment. Statutory unemployment compensation payment shall be excluded from the non-duplication provisions of this section.

          D. Payment shall be made in a lump sum at the time of termination. Acceptance of severance allowance shall terminate employment and continuous service for all purposes under this agreement and supplemental insurance benefits outlined in the PIB.

                                  ARTICLE XXIX
                                  ------------

                                 LEGALITY CLAUSE
                                 ---------------

     If any provision or the enforcement or performance of this Agreement is or shall at any time be contrary to law, then such provision shall not be applicable or enforced or performed, except to the extent permitted by law. If, at any time thereafter, such provision or its enforcement or performance shall not longer conflict with the law, then it shall be deemed in full force and effect.

                                   ARTICLE XXX
                                   -----------

                                      TERM
                                      ----

     The Agreement shall become effective June 1, 1997 and shall remain in force and effect until May 31, 2000 (11:59 P.M.). If written notice shall have not been given by either party to the other at least sixty (60) days prior to the expiration date of any intention to request termination, Agreement shall automatically remain in force from time to time for a period of an additional year.

     IN WITNESS WHEREOF, the parties have hereto set their names by their duly authorized representatives the day and year first above written at St. Louis, Missouri.

                                       DISTRICT  NO.  9,  INTERNATIONAL
                                       ASSOCIATION  OF  MACHINISTS  AND
ALLIED  HEALTHCARE  PRODUCTS,  INC.    AEROSPACE  WORKERS

BY:  _______________________________   BY:  ____________________________
         Char Strahinic                     Dennis Williams
         Director of Human Resources        Business Representative


BY: _______________________________    BY: _____________________________
         Eldon Rosentrater                 Danny Benford
         Vice President of Operations      Chief  Steward


BY: _______________________________    BY: _____________________________
         Thomas O. McCarthy                Lillian Knighten
          Attorney                         Committee Person


                                       BY: _____________________________
                                           Mark McReynolds
                                           Committee Person

                                   APPENDIX A
                                   ----------


                                                    B - RATE                         A - RATE
                                        ---------- WAGE RATES ----------  ---------- WAGE RATES ---------
                                        EFFECTIVE  EFFECTIVE  EFFECTIVE   EFFECTIVE  EFFECTIVE  EFFECTIVE
                                          6/1/97     6/1/98      6/1/99     6/1/97     6/1/98     6/1/99
                                        ---------  ---------  ----------  ---------  ---------  ---------
                                                                           *A-RATE HIRED BEFORE 8/31/87
EXISTING CLASSIFICATION                   RATES      RATES      RATES       RATES      RATES      RATES
--------------------------------------  ---------  ---------  ----------  ---------  ---------  ---------
  Tool & Die Maker                          17.17      17.52  $    17.87
  Tool Room Machinist                       16.73      17.08       17.43
  Precision Form Tool/Grinder               16.73      17.08       17.43
  Maintenance Machinist                     16.73      17.08       17.43
  Primary Machining                         13.55      13.90       14.25
  Set-Up Single Spindle                     13.42      13.77       14.12
  Set-Up Specialist                         13.33      13.68       14.03
  General Maintenance "A"                   13.19      13.54       13.89
  Set-Up Operate Secondary/Fabrication      12.68      13.03       13.38
  Floor Inspector                           12.13      12.48       12.83
  Pump & Compressor Builder                 12.10      12.45       12.80
  Shipping & Receiving                      11.78      12.13       12.48
  General Maintenance "B"                   11.32      11.67       12.02
  Machine Operator/Set-Up                   11.07      11.42       11.77
  Welder Set-Up & Operate                   10.78      11.13       11.48
  Machine Operator-Screw Machine/CNC        10.75      11.10       11.45
  Tool Crib Attendant                       10.64      10.99       11.34
  Manifold Assembler/Tester                 10.45      10.80       11.15
  Silver Solder                             10.34      10.69       11.04
  Welder                                    10.21      10.56       10.91
  Machine Operator Fab, Weld, Second        10.20      10.55       10.90
  Machine Operator/Wood                     10.20      10.55       10.90
  Machine Operator/Silkscreen                9.15       9.50        9.85      10.20      10.55      10.85
  Electro Mechanical Assembler Tester        8.65       9.00        9.35
  Electrical Assembler/Tester                8.65       9.00        9.35      10.34      10.69      10.99
  Truck Driver                               8.65       9.00        9.35      10.12      10.47      10.77
  Column Assembler                           8.15       8.50        8.85      10.06      10.41      10.71
  Spray Painter                              8.15       8.50        8.85      10.05      10.41      10.70
  Packer-Material Handler                    7.65       8.00        8.35       9.94      10.29      10.59
  Packer, Material Handler, Process          7.65       8.00        8.35      10.12      10.47      10.77
  Washer & Degreaser                         7.65       8.00        8.35       9.91      10.26      10.56
  General Laborer                            7.65       8.00        8.35       9.90      10.25      10.55
  Filler Tester                              7.65       8.00        8.35       9.70      10.05      10.35
  Electrical Assembler                       7.65       8.00        8.35      10.34      10.69      10.99
  Assembler                                  7.65       8.00        8.35       9.54       9.89      10.19
  Janitor                                    7.65       8.00        8.35       9.36       9.71      10.01
  Laborer                                    6.40       6.75        7.10

                                   APPENDIX B
                                   ----------

     We, the parties, Allied Healthcare Products, Inc. and the International Association of Machinists and Aerospace Workers, District No. 9, during 1985 negotiations, agreed to the following policy regarding assembler classifications.

     1. All assembly work throughout the various departments of the Company is within the scope of the assembly classification.

     2. The Company may permanently transfer assemblers among the various departments per the following:

            a. Any assembly person may be requested to transfer. Unless they are the least senior assembly person in the department they may decline the offer of transfer.

            b. Once an assembly person has declined the Company may ask another assembly person or at its option, transfer the least senior assembly person within the same department.

     3. In the event an employee is reduced in any department for any reason, he/she will be allowed to select any department within the Assembly classification in which an opening is available, based on seniority.

     4. When it is necessary to transfer an assembler from one department to another, on a temporary basis, those assemblers in the plant who are available as a result of a breakdown or lack of work will be utilized. In the case in which two or more assemblers performing the same operation are affected, the lowest seniority assemblers will be transferred. For the purpose of this section, a temporary transfer will not exceed twenty working days.

                                     LETTER
                                     ------

May  26,  1994


Mr.  Donald  Coker
International Association of Machinist
District No. 9
12365  St. Charles Rock Road
Bridgeton, MO  63044

          Subject:  Side  Letter  Regarding  "A"  Rate  Employees

Dear  Don:

To clarify Management's position on the consolidation of classifications and the elimination of the "A" rate pay scale as presented in the contract, Management agrees to the following:

     1. That the current "A" rate scale will be maintained by Allied as an accounting function;

     2. Current "A" rate employees will continue to receive that rate plus any increases established during this negotiations;

     3. Any "A" rate employee who is displaced from their current classification as a result of a reduction in force will receive the "A" rate of pay for their new classification;

     4. Any "A" rate employee who is awarded a bid on a higher rated classification will receive the appropriate "A" rate for that classification;

     5. Any current lead person who is paid over an "A" rate classification will continue to be paid at that rate. At such time as there is no longer an "A" rate in that persons work group, the lead person's pay will be adjusted. Lead persons "grandfathered" in the 1991 contract will continue to be protected from reduction while they hold that lead position.

Sincerely,



James  M.  Mac  Nee
Vice  President
Human  Resources

May  9,  1973


Mr.  Wayne  McCall
International  Associate  of
Machinists  and  Aerospace  Workers
12365  St.  Charles  Rock  Road
Bridgeton,  MO  63044

Dear  Mr.  McCall:

It is agreed that if, during the terms of this Agreement, the Company, at its discretion establishes a new job classification, the Company will determine a wage rate for the new job classification, so that the established rate will be in proper relationship with comparable requirements of the previously established classification set forth in Appendix "A" of the Contract.

The rate for the new classification will be submitted to the Union, or its authorized representatives. The Union may challenge the appropriateness of the job rate as being inconsistent with the established wage structure at any time within (5) working days after the new classification and rate are posted.

If agreement as to the new rate for the new classification is reached, the established rate shall be retroactive to the date on which the job was filled on a full time permanent basis. The established rate shall not be applicable to periods during which an employee was used on the new job for experimental or developmental purposes; however, any employee used for such purposes will receive not less than his regular base rate of pay for time spent during such experimental or developmental periods.

If agreement is not reached, the Company may apply the rate it considers proper in accordance with the principles outlined above and made effective as provided above. However, the Union may challenge the appropriateness of the new classification rate, with full recourse to the grievance and arbitration procedure.

The Company agrees that job openings created by the establishment of a new classification shall be subject to the bidding procedure outlined in Article VII of the Contract.

Very  truly  yours,




Ronald  F.  Gniadek
Personnel  Manager

May  9,  1979



Mr.  Donald  M.  Coker
Business  Representative
District  No.  9,  I.A.M.A.W.
12365  St.  Charles  Rock  Road
Bridgeton,  MO  63044

Dear  Mr. Coker:

This letter is sent to explain the Agreement between the Company and the Union concerning the intent of Article VII, Section 8, Seniority. The section reads as follows:

   "Employees who desired to be considered for a promotion, a lateral or downward transfer, or a change of shift, shall register their desire with the department foreman in writing, dating and signing their individual request."

With regard to promotion, the intent is for the employee to notify the Company of educational courses or skills he has acquired since joining the Company which may have application on a higher classified job. At the same time, it can also serve as notification to the Company of an employee's desire to be considered for a non-bargaining unit position.

Employees who desire to be considered for a lateral or downward transfer must make a written request. The Company shall maintain a list of these requests.
When an opening becomes available in the specific job classification, the Company will follow the normal bidding procedure. Except as provided in Article VII, Section 6, employees will not be permitted to bid on lateral or down, however their written request submitted prior to the opening of a bid will serve as notification that they wish to be considered for the opening. These employees will be considered along with the employees who bid on the position. All employees will be judged in accordance with the qualifications outlined in
Section  6  of  the  Article.

The Company and the Union agree that the seniority should be a major consideration in shift assignment when practicable to do so. The Company will take seniority into consideration when shift assignments are made. When an employee desires a change in shift, he will notify his Foreman in writing of this desire. The Company shall maintain a list of employees desiring a change of shift. As openings become available within the employee's job classification the company will attempt to transfer the employees to the desired shift. When openings do not exist, the Company will make an effort to locate another employee to the same job classification willing to make a mutually agreeable change in shift and will make the transfer. It is understood that bumping for shift preference will not be permitted, except as provided in Article VII,
Section  4(c).

Very  truly  yours,

Ronald  F.  Gniadek
Director,  Employee  Relations

                                LETTER OF INTENT
                                ----------------



March  3,  1998


Mr.  Dennis  Williams
Business  Representative
District  No.  9,  I.A.M.A.W.
12365  St.  Charles  Rock  Road
Bridgeton,  MO  63044


REFERENCE  TO:  Article  VI,  Holidays,  Section  5

It is the intent of the language that the Company can only schedule work on a voluntary basis for the Holiday weekends of Memorial Day, Labor Day, and Fourth of July, should the Fourth of July fall on a Friday, Saturday, Sunday or Monday.


Sincerely,


Char  Strahanic
Director,  Human  Resources

                                    ADDENDUM
                                    --------


Disciplinary  Procedure  for  Attendance  Policy

     New  hires  will  start  at  0

     Counseling  occurs  at  -2
     Written  warning  occurs  at  -4
     Third  &  Final  Warning  at  -6**
     Discharged  at  -  8

**An employee who suffers from chronic absenteeism will be terminated. Chronic absenteeism occurs when an employee has received three (3) "final" warnings for absenteeism, meaning a point level of six negative points (-6) , in a twelve month period. The twelve month period commences with the date of the incident which placed the employee at a negative six points in the first place. After the second "final" warning, the employee will be counseled by a representative of the Company and the Union. If the employee receives a third "final" warning within the twelve months, the employee will be terminated.

If an employee, child or dependent spouse has a previously scheduled doctor or dentist appointment outside the regular work day, when overtime is required, the employee will be excused and no points will be charged, provided proper documentation is furnished.

                                JOB DESCRIPTIONS
                                ----------------

     TOOL  AND  DIE  MAKER
     ---------------------

     Specializes in construction, repair and maintenance of Machine Shop tools and, in addition, ability to plan, lay out and construct from simple sketch, blueprints and/or own ideas which are finally approved by supervisor, complicated tools, dies, jigs, gauges, fixtures. Must understand working details of all shop machine tools and be able to make necessary repairs on them, being able to construct new parts for same if occasion should arise. Understands blueprints and written specifications, and uses skillfully all measuring instruments. Operates all machine tools. Must possess knowledge of shop mathematics; use of charts and tables, the efficient planning of shop work; the dimensions and uses of standard bolts, screws, threads, and tapers, must be familiar with working properties of such metals as aluminum, brass, bronze, cast and wrought iron and various steels. Works to complete accuracy. Must understand heat treatment of various tool steels. Must furnish own tools except special instruments and tools mutually agreed to between the Company and the Union.

     MOLD  MAKER
     -----------

     Performs complete installation of injection molds. Must be able to start up molds based on either preset guidelines or from scratch. Troubleshoot and corrects molding and extrusion problems such as flash, short spots, splay, sizing and ejection. Must be able to set up both molding and extrusion machines using relay and computer controlled systems. Complete understanding of state of the art hot runner and conventional runner systems plus auxiliary equipment such as mold temperature controllers, water temperature controllers, robotics interface, automated material feeders, color blenders and proportional regrind feeding valves. Will be required to complete documentation as required for process control and mold/extrusion die maintenance.

     TOOL  ROOM  MACHINIST
     ---------------------

     Tool Room Machinist must be able to perform all duties required of a qualified Tool Room Machinist. Carries through to completion the actual construction, complicated repair of all kinds of metal parts, tools, machines and equipment with the exception of mending dies, but including keeping motors and line shafts oiled; uses skillfully all machinists' tools; operates all types of machine tools; possesses knowledge of job mathematics, the use of charts and tables, the efficient planning of jobs, the use of standard bolts, screws, threads and tapers; also possesses the knowledge, within limits, of the electrical equipment; must be familiar with the working properties of such metals as aluminum, brass, cast and wrought iron and various steels and be capable of shaping metal parts to precise dimensions within close tolerances described. This classification does not include such jobs as Tool and Die Maker.

     PRECISION  FORM  TOOL  GRINDER
     ------------------------------

     Diversified work. Grinding tools includes the grinding of complicated tools, dies, form drills, gauges, etc. Set angles, dress wheels in shape. Occasionally lay out profile template to insure accuracy. Considerable judgment in setting up to obtain relationship between inter-related dimensions. Maintain close tolerances usually within .0002. Grind tools from drawings, sketches or oral instructions on occasions.

     MAINTENANCE  MACHINIST
     ----------------------

     Must have knowledge and experience in the operation, mechanics, troubleshooting and repair of metal turning and metal fabrication equipment to include screw machines, turret lathes, mills, drill presses, punch presses, shears, brake presses, automatic CNC lathes and CNC turret presses. Must have the ability to analyze and repair the electrical, mechanical, hydraulic and pneumatic systems of these machines including assembly tools, fixtures and test equipment. Must be able to read blueprints and schematics of mechanical, electrical, pneumatic and hydraulic systems. Experience with 480 through 120 volt installations is required. Will be required to troubleshoot and repair motor starting relays, timers, and push button controls. Must have the fundamental tools and be able to use the necessary equipment to perform the duties.

     MAZAK  PROGRAMMING  SPECIALIST
     ------------------------------

     Ability to write and prove complicated programs with proficiency. Programs are written to obtain minimum cycle times and zero defects. Set up times and change over must be performed efficiently to time. Must be able to perform duties described in the Primary Machining job description. Must be able to pass a practical application test. Must have 2 years experience or a technical certificate of completion.

     PRIMARY  MACHINING
     ------------------

     Must write programs, set-up and operate CNC turning centers and machining centers. This includes program updating to incorporate automatic tool changes and automatic off-set adjustments. Must be able to pre-set tools and holders according to specifications. Will be required to update these specifications whenever changes are made. Must perform the regularly scheduled maintenance of the equipment such as lubricating, fluid level checks and replacement. May be required to perform maintenance inspections as specified by the manufacturer. Must be capable of sharpening tools, except those requiring special grinding.
Must be capable of making tooling recommendations. Must gather and update SPC records on items produced on CNC equipment. Will be held responsible for the quality of the parts produced in those machines. Must be able to read detail drawings and precision measuring devices. Must have the fundamental tools to safely and effectively perform the job. Required to service multiple machines. Under current circumstances this means 5 machines serviced by 2 operators in one work cell.

     SET-UP  SINGLE  SPINDLE
     -----------------------

     Set-Up and operate any job including a wide range of unusual operations on an assigned type of single spindle automatic screw machine using proper cams, speeds and feeds to efficiently operate same. Must possess a knowledge of blueprint reading, the use of precision measuring devices in order to produce parts to required tolerances, plan sequence of operations, sharpen all tools
(such as forming tools, drill-bushings, drills, boring tools, cut-off tools, chasers and reamers). This must be done with minimum instruction and supervision. Will be responsible for quality of parts produced until machine is assigned to operator. Assists in instruction of Set-Up Trainees and Operators. Diagnose screw machine trouble, make mechanical adjustments. May be assigned to remove and/or replace worn or defective parts. Must have the fundamental tools to safely and effectively perform the job.

     SET-UP  SPECIALIST
     ------------------

     Efficiently sets up and may operate all machines other than screw machines and multispindle chuckers. Must have specific job experience and detailed knowledge related to C.N.C./M.C. machines, tools and presses, automatic turret lathes, vertical boring machines and special machine centers. Must be able to read blueprints and precision measuring devices. Must be capable of sharpening all tools, except those requiring specialized grinding. Does not include making form tools from blanks. Will be held responsible for the quality of parts produced until machine is assigned to operator. These functions must be performed with minimum instruction and supervision. Assists in instruction of Set-Up and Operate, Machine Operator/Set-Up and Machine Operators. May be assigned to remove and/or replace worn or defective parts. May be required to perform die changes other than progressive dies. Must have the fundamental tools to safely and effectively perform the job.

     GENERAL  MAINTENANCE  "A"
     -------------------------

     Must have previous specific job experiences and detailed knowledge relating to industrial maintenance and production equipment in fields such as hydraulics, pneumatics, electrical components and trouble shooting analysis.

     Must know how to use basic hand tools and machines as required to perform duties. Must be able to read blueprints, schematics and detailed parts breakdown.

     Would direct the activities of all lesser maintenance classification personnel working with him on a specific assignment. May be required to perform functions of lower maintenance classification.

     SET-UP  AND  OPERATE  -  FABRICATION
     ------------------------------------

     Efficiently sets up and operates machines such as broaches, press brakes, shears and punch presses, but not limited to fabrication machines.

     Must be able to read blueprints and precision measuring devices. Must be capable of sharpening all tools, except those requiring specialized grinding. Does not include making form tools from blanks. May be required to perform die changes other than progressive dies. Will be held responsible for the quality of parts produced until machine is assigned to operator. Assists in instruction of Machine Operator/Set-Up and Machine Operators. All of the above functions must be performed with minimal instruction and supervision. Must have the fundamental tools to safely and effectively perform the job.

     SET-UP  AND  OPERATE  -  SECONDARY
     ----------------------------------

     Efficiently sets up and operates machines such as, but not limited to, the following: drill presses, tappers, engine lathes, turret lathes, broaches, milling machines, sanders, saw and welders. Must be able to read blueprints and precision measuring devices. Must be capable of sharpening all tools and making drill bushings, except those requiring specialized grinding. Does not include making form tools from blanks. Will be held responsible for the quality of parts produced until machine is assigned to operator. Assists in instruction of Machine Operator/Set-Up and Machine Operators. All of the above functions must be performed with minimal instruction and supervision. Must have the fundamental tools to safely and effectively perform the job.

     FLOOR  INSPECTOR
     ----------------

     Inspector checks parts to satisfy specifications of complicated drawings. Must be able to use all standard measuring instruments. Must be experienced in blueprint reading and inspection. Will properly interpret drawings and inspect parts and/or assemblies for compliance with standards. Is responsible for quality of parts approved. Must have the fundamental tools to efficiently perform the job.

     PUMP  AND  COMPRESSOR  BUILDER
     ------------------------------

     Diversified work. Ability to plan, layout and form simple sketch and blueprints, construct complicated air compressors and vacuum pumps. Perform assembly duties including the use of assembly devices such as drills, grinders, belt sanders, punches, air drivers, nut runners, and other hand tools. Efficiently sets up and operates machines such as, but not limited to, the following: Shears, presses, tappers, sanders, saws, iron pipe threaders, and welders. Must be able to dress wires, install and wire high voltage connections and wire harnesses. Efficiently operate spray paint booth. Make adjustments and maintain spray paint booth. Make adjustments and maintain spray equipment. Perform a variety of hand soldering and brazing operations on various metals as required. Also includes in-process inspection, testing, moving and lifting heavy components, and packaging parts for shipment.

     SHIPPING  AND  RECEIVING  CLERK
     -------------------------------

     Ships and receives all incoming and outgoing material and equipment. Verifies counts and correctness of shipments received and sent. Completes necessary paperwork as required. Directs activities of assigned personnel to perform duties.

     GENERAL  MAINTENANCE  "B"
     -------------------------

     Must have previous job experience and knowledge that permits the performance of general maintenance work on buildings and equipment.

     Experience must indicate the ability to perform general duties in fields such as carpentry, sheet metal, welding, electrical work, and plumbing. Must be semi-skilled in at least two crafts, with working knowledge of others.

     Must know how to use basic hand tools and machines as required to perform duties.

     May  be required to perform functions of lower maintenance classifications.

     MACHINE  OPERATOR/SET-UP
     ------------------------

     Efficiently operates various assigned machines, except automatic screw machines and assembly machines. In addition, must be capable of setting up at least three machines. Will be responsible for quality of parts produced. Must have the fundamental tools to safely and effectively perform the job. Must possess the knowledge of blueprint reading and the use of precision measuring devices.

     WELDER/SET-UP  AND  OPERATE
     ---------------------------

     Performs a variety of hand and machine MIG and TIG welding operations on steels, stainless steel, aluminum, and other metal parts. Responsible for a quality check on all welds in department. Set-up, check and adjust all welding equipment as needed. Must possess the knowledge of blueprint reading and the use of precision measuring devices.

     MACHINE  OPERATOR  -  SCREW  MACHINE/CNC
     ----------------------------------------

     Efficiently operates jobs on one or more assigned single spindle automatic screw machines, or CNC's, checks work and produces parts within required tolerances, maintains set-ups and sharpens tools. Will be responsible for quality of parts produced. May make partial set-ups with assistance and instruction. Must have the fundamental tools to safely and effectively perform the job. Must possess the knowledge of blueprint reading and the use of precision measuring devices.

     TOOL  CRIB  ATTENDANT
     ---------------------

     Responsible for all materials and equipment assigned to tool crib. Issues tools and supplies, orders and maintains running inventory and counts. Sharpens tools as instructed. Visually inspects tools for damage and reports unusual conditions.

     MANIFOLD  ASSEMBLER/TESTER
     --------------------------

     Assemble a variety of subassemblies and bench erect complete units having light and average weight parts. Select assembly methods. Fit parts to close tolerances and operating requirements, involving use of hand and power tools. Accurately align subassemblies to the unit. Mount and connect auxiliary, mechanical, electrical, electronic, pneumatic or hydraulic equipment, cut and fit pipe and tubing. Make operating tests for high pressure gas regulation and final adjustments. Includes inprocess inspection, testing, packaging parts for shipment and movement of material.

     SILVER  SOLDER
     --------------

     Performs a variety of hand or machine torch soldering and brazing operations on various materials as required by engineering drawings and specifications.

     WELDER
     ------

     Performs a variety of hand and machine MIG and TIG welding operations on steel, stainless steels, aluminum and other metal parts. Responsible for a quality check on all welds in department. Check and adjust all welding equipment as needed. Must possess the knowledge of blueprint reading and the use of precision measuring devices.

     MACHINE  OPERATOR  -  FABRICATION
     ---------------------------------

     Efficiently operates various assigned machines, except automatic screw machines and assembly machines. May make partial set-ups with assistance and instruction. Will be responsible for quality of parts produced. Must possess the knowledge of blueprint reading and the use of precision measuring devices.

     MACHINE  OPERATOR  -  SECONDARY
     -------------------------------

     Efficiently operates various assigned machines, except automatic screw machines and assembly machines. May make partial set-ups with assistance and instruction. Will be responsible for quality of parts produced. Must possess the knowledge of blueprint reading and the use of precision measuring devices.

     MACHINE  OPERATOR  -  WELDING  MACHINES
     ---------------------------------------

     Efficiently operates various assigned welding machines and assembly machines. May make partial set-ups with assistance and instruction. Will be responsible for quality of parts produced.

     MACHINE  OPERATOR  -  WOOD
     --------------------------

     Bench or progressive line assemble, a wide variety of standard and non-standard wood units, subassemblies and final assemblies having many parts and details, where difficult adjustments may be required to fit, align and ensure free action of moveable parts. Work from detailed assembly drawings to select, obtain, set up and use power and hand tools, equipment, testing devices, gaugers, assembly jigs and fixtures, templates and material such as glue, filler and sandpaper. Fit, join, saw, attach, glue, sand route, drill and install parts. Inspect for adherence to tolerance and finish specifications.

     MACHINE  OPERATOR  -  SILKSCREEN
     --------------------------------

     Prepare and operate screen printer on a wide variety of custom and standard product surfaces, circuit boards, instrument panels and miscellaneous parts, requiring precise registration and ink penetration. Burn in and prepare new screens as required. Select and clean screen and fixtures, select inks and paint, mixing and thinning as necessary. Make simple, holding or aligning devices as required. Check and touch up definition on work piece, spray paint special parts, load and unload dryer. Use screen making and circuit board equipment as required.

     ELECTRO/MECHANICAL  ASSEMBLER  TESTER
     -------------------------------------

     Perform mechanical, electrical, hydraulic or pneumatic test on a variety of fairly complicated products or components, following general procedures or methods. Must understand and work from drawings and/or wiring diagrams. May be required to calibrate and set up test equipment and use a variety of measuring instruments and devices (such as flow, pressure, volume or electrical equipment). Will be required to perform test, adjust products and record and report test results. Must be computer literate and able to perform complex testing using computer software and accessories. Must be able to isolate, analyze and repair failed units. May also perform the duties of the Assembler classification.

     ELECTRICAL  ASSEMBLER/TESTER
     ----------------------------

     Perform wiring, assembling and soldering operations on a variety of products and parts, sub-assemblies, electrical or electronic chassis and P.C. boards. Must understand and work from drawings, wiring and schematic diagrams, and follow standard methods and procedures. Must be able to follow color code, dress wires, install and wire all connections and assemble wire harnesses. May also perform duties of Assembler Classification. Must be able to operate calibration equipment (such as flow, pressure, volume and electrical equipment) and to test, at a component level, individual circuits on printed circuit boards.

     TRUCK  DRIVER
     -------------

     Make pick-ups and deliveries as instructed. Operate and perform routine checking (fuel, oil, water, air) of Company truck. Report any malfunctions to supervisor. Also performs duties of Packer-Material Handler as directed. Must have appropriate chauffeur's license.

     COLUMN  ASSEMBLER
     -----------------

     Performs assembly duties including the use of assembly devices such as drills, grinders, belt sanders, punches, air drivers, nut runners, and other hand tools. Must be able to efficiently operate cutoff saws and drill presses according to scale drawings using precision measuring devices. Clean, degrease, and paint fabricated parts as required. Efficiently operate welders and brazing equipment and perform visual and pressure tests as required. Also includes in-process inspection, testing, packaging parts for shipment including movement of material.

     SPRAY  PAINTER
     --------------

     Efficiently operates spray paint booth and assist with Degreaser operation. Insures a quality paint coating on all items painted. Load and unload paint conveyor and maintain cleanliness of spray equipment and area. Make adjustments and maintain spray equipment. Move materials as required within the department.

     ASSEMBLER  FOAM
     ---------------

     Install foam in standard and non-standard units. Custom fit, join and glue foam using self adhesive and operator applied spray adhesive. Job requires lifting and the individual must pass the pulmonary function test, fit test and wear a respirator when applying spray adhesive. May also perform the duties of the assembler classification.

     PACKER-MATERIAL  HANDLER
     ------------------------

     Prepares and packages parts for shipment. Performs all types of material handling duties, plus pulling raw material including operation of material handling equipment and packaging machines. Accurately completes paperwork necessary to perform duties of this classification.

     PACKER,  MATERIAL  HANDLER,  PROCESSOR
     --------------------------------------

     Prepares and packages parts for shipment. Performs all types of material handling duties plus pulling raw materials and bar stock including operation of material handling equipment. Also processes parts going to and from outside vendors. Accurately completes paperwork necessary to perform duties of this classification.

     WASHER  AND  DEGREASER
     ----------------------

     Wash and degrease parts from any area that requires cleaning, maintain proper operation of all cleaning equipment, handle material and perform other unskilled jobs as required.

     GENERAL  LABORER
     ----------------

     May perform any one or more of the following duties: removing turnings and oil from machines, wash and degrease parts, handle material, cleaning, perform other unskilled jobs as required.

     FILLER  TESTER
     --------------

     Turn on and check all fill and test equipment. Monitor test equipment for proper operation. Ensure that all rejects are identified and kept separate from good production. Perform deburring, purging, valving, visual inspection and filling operations. Maintain control of lot numbers. Move materials within the department as required.

     ELECTRICAL  ASSEMBLER
     ---------------------

     Performs wiring, assembling and soldering operations on a variety of products and parts, sub-assemblies, electrical or electronic chassis and P.C. boards. Must understand and work from drawings, wiring and schematics diagrams and follow standard methods and procedures. Must be able to follow color codes, dress wires, install and wire all connections and assemble wire harnesses. May also perform duties of Assembler Classification.

     ASSEMBLER
     ---------

     Performs assembly duties, including the use of assembly devices such as drills, rivets, staplers, air drivers, nut runners, ultrasonic and solvent bonding equipment, etc. either pneumatic, hydraulic or electric or a combination thereof. Also includes packaging, complex testing, in-process inspection and movement of material within the department as required.

     JANITOR
     -------

     Cleans and keeps in an orderly condition factory working areas, washrooms, and offices. Duties include: sweeping, mopping, polishing, window washing, and other housekeeping duties.

    LABORER
    -------

     The laborer classification does not apply to the work currently done (6/1/94) in this facility and is prompted by one of our recent acquisitions. A Laborer will perform simple packaging and related hand work on disposable products only and grounds keeping. Neither the simple packaging nor the hand work will be construed to erode the classifications of packer Material Handler or Assembler. These are new positions that otherwise would not have existed. The Company has agreed that in the event of a reduction in force, any existing employee that is bumped to the laborer classification will retain the Assembler rate of pay. In the first year of the Agreement, Laborers will be restricted to no more than 10% of the bargaining unit. This will be increased to 15% in the second year and 20% in the third year.

     SCREW  MACHINE  SET-UP  TRAINEE  -  SINGLE  SPINDLE
     ---------------------------------------------------

     Efficiently operates jobs on one or more assigned single spindle automatic screw machines, checks work and produces parts within required tolerances, maintains set-ups and sharpens tools. Must make set-ups on assigned type of single spindle automatic screw machines as required by Company Training Program. Will be responsible for quality parts produced. Must be advanced to Set-Up Man Single Spindle or must return to Operator classification with time limits established in Company Training Program. This classification may require assistance. Must have the fundamental tools to safely and effectively perform the job.

     FLOOR  INSPECTOR  TRAINEE
     -------------------------

     Floor Inspector Trainee will be held increasingly responsible for the requirements of the job description of Floor Inspector. Must have some prerequisite mechanical and mathematical ability. Must be advanced to Floor Inspector or return to classification from whence he came within prescribed time limits.